Exhibit 99.1  Proxy Card
REVOCABLE PROXY

COMMUNITY CAPITAL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 26, 2010, AT CAPITALBANK, 109 MONTAGUE AVENUE, GREENWOOD, SOUTH CAROLINA AT 9:00 A.M. LOCAL TIME.

The undersigned hereby appoints William G. Stevens and R. Wesley Brewer, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Community Capital Corporation, a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2010 Annual Meeting of Shareholders of Community Capital Corporation and any adjournment thereof, and the undersigned hereby  instructs such attorneys and proxies to vote as follows:

1.	Election of Directors:	For All	Withhold All	For All Except

Three-year term:
	Harold Clinkscales	☐	☐	☐
	Wayne Q. Justesen, Jr.	☐	☐	☐
	Clinton C. Lemon, Jr.	☐	☐	☐
	William G. Stevens	☐	☐	☐

One-year term:
	Stephen G. Skiba	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in space provided below.

2.	The ratification of the appointment of Elliott Davis,	For	Against	Abstain
LLC, as our independent registered public accounting firm
	for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.

Date
Shareholder sign above

Date
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY CAPITAL CORPORATION

THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY